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                                                                   EXHIBIT 10.90

                           HANOVER COMPRESSOR COMPANY
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement") is entered into between HANOVER COMPRESSOR COMPANY, a Delaware corporation (the "Company"), and Victor E. Grijalva ("Optionee"), as of March 19, 2002 (all capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in Section
18). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

     1. Grant of Option. Under the Company's 2001 Equity Incentive Plan (the "Plan") and subject to the terms and conditions set forth herein, the Company grants to Optionee an option (the "Option") to purchase the Shares at a purchase price of $17.25 per share (the "Option Price"). The "Shares" shall consist of 75,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

     The Option is a non-statutory option and is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended. All provisions of this Agreement are to be construed in conformity with this intention. Defined terms not defined herein shall have the meaning set forth in the Plan.

     2. Term. Except as provided below, the Option shall be valid for a term commencing on the date hereof (the "Date of Grant") and ending ten (10) years from the Date of Grant (the "Termination Date").

          (a) Option Rights Upon Termination as a Director. If Optionee ceases to be a director of the Company or any subsidiary or affiliate thereof for any reason other than Cause or Optionee's Disability or death, the Option shall be exercisable (to the extent exercisable on the date of such termination) at any time prior to the earlier of (i) the Termination Date, or (ii) within ninety (90) days after the Optionee's Termination of Employment.

          (b) Termination for Cause. If Optionee ceases to be a director of the Company or any subsidiary or affiliate thereof because Optionee is terminated for Cause, the Option shall automatically expire and Optionee shall have no right to exercise any portion of the Option, whether or not vested, thereafter.

          (c) Option Rights Upon Disability or Death of Optionee. If Optionee ceases to be a director of the Company as a result of his Disability or death the Option shall be exercisable at any time prior to the earlier of
     (i) the Termination Date, or (ii) twelve (12) months after the date of Termination of Employment. Following the death of Optionee, the Option may be exercised by Optionee's personal representative or by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     3. Vesting. The Option may only be exercised to the extent vested.

          (a) The Option will vest according to the following schedule:

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            Number of Years Since
                 Date of Grant                Vested Percentage
            ---------------------            -----------------
            Fewer than one                          0.0%
            One but fewer than two                 33.3%
            Two but fewer than three               66.7%
            Three or more                         100.0%

          Upon Optionee's Termination of Employment, he will forfeit the non-vested portion of the Option.

          (b) Notwithstanding the vesting schedule in Section 3(a) hereof, if Optionee's Termination of Employment is for Cause, Optionee's vested percentage shall be 0% and Optionee shall forfeit any and all rights in and to the Option.

          (c) Notwithstanding the vesting schedule in Section 3(a) hereof, immediately prior to a Change in Control the Option shall be fully vested and non-forfeitable. In addition, the Company hereby agrees to exercise its right under Section 11.1(a) of the Plan to acquire from Optionee his vested Options by payment of the difference between the price per share of Common Stock established in the Change in Control and the Option Price.

     4. Restriction on Exercise. The Option may not be exercised during any period in which Optionee is in default under the terms of any loan or other obligation that Optionee may have with the Company. Upon cure of such default, the restrictions of this Section 4 will lapse and the Option shall be exercisable to the extent vested and otherwise exercisable under the terms of this Agreement.

     5. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the giving of written notice by Optionee to the Company in accordance with Section 7 of the Plan and the payment of the pro rata portion of the Option Price for the number of Shares to be acquired pursuant to the exercise.

     6. Payment for Shares. Payment of the Option Price for any Shares purchased pursuant to the exercise of the Option shall be made in cash or by such other method as may be permitted by the Committee administering the Plan in accordance with the provisions of Section 7 of the Plan. No shares shall be delivered upon the exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

     7. Option Not Transferable and Subject to Certain Restrictions. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or by his legally authorized representative. Following the death of Optionee, the Option may be exercised by Optionee's personal representative or by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

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     8. Non-Competition and Confidential Information. In consideration hereof,
Optionee agrees that during the term of this Agreement and for a period of one
(1) year thereafter, Optionee (i) will not compete with any business of the Company or any of its subsidiaries or affiliates, and (ii) will not disclose to persons outside the Company confidential information concerning the Company or any of its subsidiaries or affiliates without the Company's express written consent.

     9. Acceptance of Agreement and Plan. Optionee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

     10. Tax Withholding.

          (a) Option Conditioned upon Satisfaction of Withholding Obligation. The issuance, delivery, exercise or vesting of the Option is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery, exercise or vesting of the Option, then the issuance, delivery, exercise or vesting of the Option shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Company.

          (b) Manner of Satisfying Withholding Obligation. If Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of the Option, subject to Section 10(c), Optionee may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the Shares acquired upon the exercise of the Option having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld, or (ii) deliver to the Company shares of Common Stock already owned for at least six months and having a Fair Market Value on the Tax Date equal to the amount required to be withheld. The amount to be withheld shall be the minimum amount that is required to be withheld under applicable federal and state income tax laws; provided, however, if a request is made by Optionee, the amount to be withheld shall be the approximate amount of federal and state income taxes that will be incurred by Optionee with respect to such issuance, delivery, exercise or vesting of Options under this Agreement.

          (c) Special Rules for Use of Stock. An election to have Shares or other shares of Common Stock withheld or delivered out of already-owned Common Stock for the purposes of Section 10(b) (i) must be made prior to the Tax Date and (ii) must be irrevocable.

     11. Compliance with Securities Laws. The Option shall not be exercisable and Shares shall not be issued pursuant to the exercise of the Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares

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may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If, in the opinion of counsel for the Company, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, the Company may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

     12. Employment of Optionee. Optionee serves solely as a Director of the Company in the capacity of Chairman of the Board. Optionee is not an Employee of the Company and nothing contained in this Agreement should be construed to create any employment relationship between the Company and Optionee. Nothing in this Agreement shall confer upon Optionee any right to employment by the Company or any of its subsidiaries or affiliates.

     13. Adjustments. The Committee may in its discretion make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of Shares with respect to any unexercised portion of the Option, and in the Option Price in the event of a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another entity.

     14. Shares Not Outstanding. Prior to issuance, the Shares are not deemed to be outstanding for any purpose and Optionee shall have no voting, preemptive or other shareholder rights with respect to such Shares.

     15. Number. Whenever used herein, nouns in the singular shall include the plural where appropriate.

     16. Headings. Headings of articles and sections hereof are inserted for convenience of reference only and constitute no part of this Agreement.

     17. Binding on Successors. This Agreement shall be binding upon the successors and assigns of the Company and on the heirs, personal representatives, successors, assigns and distributees of Optionee.

     18. Definitions. Unless otherwise defined herein, terms used herein with initial capital letters shall have the meanings set forth in the Plan.

     19. Governing Law. The construction and operation of this Agreement are governed by the laws of the State of Delaware.

     20. Amendment. This Agreement may be amended only by an instrument in writing signed by both the Company and Optionee.

     21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior and

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contemporaneous agreements between the Company and Optionee relating to the subject matter hereof.

     22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement on the date first written above.

                        COMPANY:

                        HANOVER COMPRESSOR COMPANY, a Delaware corporation

                        By:      /s/  Mark Berg
                            ------------------------------------------------
                            Mark Berg
                            Senior Vice President

                       OPTIONEE:

                                 /s/  Victor E. Grijalva
                       ------------------------------------------------------
                       Victor E. Grijalva

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